CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 (File 333-113958) of our report dated January 14, 2004, on our audit of the financial statements of CTD Holdings, Inc. We also consent to the reference to our firm under the caption "Experts."

                                                  JAMES MOORE & CO., P.L.

                                                           /s/

Gainesville, Florida
April 1, 2004